Registration Statement No. 333-131369

Filed pursuant to Rule 424(b)(2)

Amendment No.33 dated February 20, 2008 to

Pricing Supplement No. 72, dated October 17, 2007 to Prospectus Supplement and Prospectus
each dated January 30, 2006 relating to the AB Svensk Exportkredit (Swedish Export Credit Corporation) Medium-Term Note Program

ELEMENTSSM

Linked to the Rogers International Commodity Index®

—Agriculture Total ReturnSM

Due October 24, 2022

Principal Amount of Securities sold on the date hereof	:	$8,000,000

Purchase Price	:	120.763%

Settlement Date	:	February 26, 2008

UPDATED CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Notes offered hereby	$8,000,000	120.763%	$9,661,040	$379.68 (1)

(1)           The filing fee is calculated in accordance with Rule 457(r) under the Securities Act.  As of the filing of this pricing supplement, there are unused registration fees of $10,585.57 that have been paid in respect of the securities covered by the registration statement on Form F-3 (No. 333-131369) filed by us on January 30, 2006 of which this pricing supplement is a part.  After giving effect to the registration fee for this offering, $10,205.89 remains available for future offerings.